 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 1994
                                       Registration Statement No. 33-_____
__________________________________________________________________________

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                                FORM S-8
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933
                   _________________________________

                     ANHEUSER-BUSCH COMPANIES, INC.
         (Exact name of registrant as specified in its charter)

              Delaware                             43-1162835
   (State or other jurisdiction                   (IRS Employer
 of incorporation or organization)             Identification No.)

                           One Busch Place
                      St. Louis, Missouri 63118
               (Address of principal executive offices)
                      __________________________

    ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN (FOR CERTAIN EMPLOYEES OF CAMPBELL-TAGGART, INC. AND ITS SUBSIDIARIES)
                       (Full title of the plan)
                      __________________________

            JoBeth G. Brown                         Copies to:
               Secretary
     Anheuser-Busch Companies, Inc.           John A. Niemoeller, Esq.
            One Busch Place                    The Stolar Partnership
       St. Louis, Missouri 63118          911 Washington Avenue, 7th Floor
(Name and address of agent for service)       St. Louis, Missouri  63101

             (314) 577-3314
 (Telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE

   Title of each      Amount       Proposed    Proposed    Amount of
class of securities    to be       maximum      maximum   registration
 to be registered    Registered    offering    aggregate      fee
                                    price       offering
                                   per share     price

Common Stock,
$1 Par Value Per
Share, Including
Related Rights    1,000,000 Shares   $54.50*  $54,500,000*  $18,793.11

   * Estimated solely for purposes of calculating the registration fee. In accordance with Rule 457(h)(1), the proposed offering price of shares was based on the average of the high and low prices reported on the New York Stock Exchange for May 20, 1994.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the plan interests.
                                  PART I

The Section 10(a) prospectus relating to the Plan is omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.

                                  PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference

     The following documents are incorporated in this registration statement by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

     (c)   The Registrant's Current Report on Form 8-K dated February 24,
1994.

     (d) The description of the Registrant's shares of common stock, including the Rights related to the shares as set forth in the Rights Agreement relating to such Rights, contained in the Registrant's registration statement filed under the Securities Exchange Act of 1934, file no. 1-7823, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.   Description of Securities

     The Registrant's common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Item 5.   Interests of Named Experts and Counsel

     Price Waterhouse, the Registrant's independent accountants, have no interest in the Registrant.

     Thomas D. Larson, Esq., Associate General Counsel of the Registrant, has passed upon the legality of the shares offered under this registration statement. Jacquelyn G. Johnson, Esq., Senior Associate General Counsel of the Registrant, has passed upon the compliance of the Plan with the requirements of ERISA.

Item 6.   Indemnification of Directors and Officers

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative

(other than derivative actions which are by or in the right of the corporation) if they acted in good faith in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action or requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     The Registrant's Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Registrant to the full extent authorized or permitted by Delaware law. The Restated Certificate also provides that the Registrant may purchase and maintain insurance, may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements), and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts.

     The Registrant has entered into indemnification agreements with its directors and its executive officers.

Item 7.   Exemptions from Registration Claimed

     Not Applicable.

Item 8.   Exhibits

   Exhibit
     No.

     4.1 Form of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Employees of Campbell-Taggart, Inc. and its Subsidiaries).

     4.2 Form of Trust Agreement for Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Employees of Campbell-Taggart, Inc. and its Subsidiaries), with attached Appendix and Exhibits.

     5.1 Opinion and consent of Thomas D. Larson, Esq., Associate General Counsel of the Registrant, concerning the legality of the shares of common stock being registered hereunder.

     5.2 Opinion and consent of Jacquelyn G. Johnson, Senior Associate General Counsel of the Registrant, concerning the compliance of the Plan with the requirements of ERISA.

    23.1  Consent of Independent Accountants.

    24.1 Power of Attorney Executed by Certain Officers and Directors of the Registrant.

    24.2  Power of Attorney Executed by the Members of the Plan's
          Administrative Committee.

Item 9.   Undertakings

     (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i)  To include any prospectus required by
           section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)  To include any material information
           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on May 26, 1994.

                                       ANHEUSER-BUSCH COMPANIES, INC.


                                       By:  JOBETH G. BROWN
                                           (JoBeth G. Brown, Secretary)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

        Signature                    Title                       Date

     August A. Busch III*     Chairman of the Board       May 26, 1994
    (August A. Busch III)      and President and
                               Director (Principal
                               Executive Officer)

       Jerry E. Ritter*       Executive Vice President    May 26, 1994
      (Jerry E. Ritter)        - Chief Financial and
                               Administrative Officer
                               (Principal Financial
                               Officer)

     Gerald C. Thayer*        Vice President and          May 26, 1994
    (Gerald C. Thayer)         Controller (Principal
                               Accounting Officer)

  Pablo Aramburuzabala O.*    Director                    May 26, 1994
 (Pablo Aramburuzabala O.)

       Richard T. Baker*      Director                    May 26, 1994
      (Richard T. Baker)

      Andrew B. Craig III*    Director                    May 26, 1994
     (Andrew B. Craig III)

       Bernard A. Edison*     Director                    May 26, 1994
      (Bernard A. Edison)

       Peter M. Flanigan*     Director                    May 26, 1994
      (Peter M. Flanigan)

         John E. Jacob*       Director                    May 26, 1994
        (John E. Jacob)

       Charles F. Knight*     Director                    May 26, 1994
      (Charles F. Knight)

     Vernon R. Loucks, Jr.*   Director                    May 26, 1994
    (Vernon R. Loucks, Jr.)

      Vilma S. Martinez*      Director                    May 26, 1994
     (Vilma S. Martinez)

       Sybil C. Mobley*       Director                    May 26, 1994
      (Sybil C. Mobley)

      James B. Orthwein*      Director                    May 26, 1994
     (James B. Orthwein)

    Douglas A. Warner III*    Director                    May 26, 1994
   (Douglas A. Warner III)

      William H. Webster*     Director                    May 26, 1994
     (William H. Webster)

    Edward E. Whitacre, Jr.*  Director                    May 26, 1994
   (Edward E. Whitacre, Jr.)

                                      * By:       JOBETH G. BROWN
                                                  JoBeth G. Brown
                                                  Attorney-in-Fact

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrative committee of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on May 26, 1994.



    ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN (FOR CERTAIN EMPLOYEES OF CAMPBELL-TAGGART, INC. AND ITS SUBSIDIARIES)


     Signature                    Title                       Date

  Albert R. Wunderlich*     Committee Member           May 26, 1994
 (Albert R. Wunderlich)

    Wiiliam L. Rammes*      Committee Member           May 26, 1994
   (William L. Rammes)

    JoBeth G. Brown*        Committee Member           May 26, 1994
   (JoBeth G. Brown)

  Jacquelyn G. Johnson*     Committee Member           May 26, 1994
  Jacquelyn G. Johnson)

                                      * By:       JOBETH G. BROWN
                                                  JoBeth G. Brown
                                                  Attorney-in-Fact

                                 EXHIBIT INDEX


 Exhibit  Description

     4.1 Form of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Employees of Campbell-Taggart, Inc. and its Subsidiaries).

     4.2 Form of Trust Agreement for Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Employees of Campbell-Taggart, Inc. and its Subsidiaries), with attached Appendix and Exhibits.

     5.1 Opinion and consent of Thomas D. Larson, Esq., Associate General Counsel of the Registrant, concerning the legality of the shares of common stock being registered hereunder.

     5.2 Opinion and consent of Jacquelyn G. Johnson, Senior Associate General Counsel of the Registrant, concerning the compliance of the Plan with the requirements of ERISA.

    23.1  Consent of Independent Accountants.

    24.1 Power of Attorney Executed by Certain Officers and Directors of the Registrant.

    24.2  Power of Attorney Executed by the Members of the Plan's
          Administrative Committee.




            All Exhibits are filed electronically with Form S-8.